As filed with the Securities and Exchange Commission on May 26, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Themes ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

34 East Putnam Avenue, Suite 112

Greenwich, CT 06830

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered	IRS Employer ID Number
Leverage Shares 2X Long ON Daily ETF	Cboe BZX Exchange, Inc.	42-2191536
Leverage Shares 2X Long NXPI Daily ETF	Cboe BZX Exchange, Inc.	42-2043922

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-271700

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 191 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-271700 and 811-23872), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No 0001829126-26-004634) on May 6, 2026, which is incorporated herein by reference.

Item 2. Exhibits

A.	Registrant’s Certificate of Trust dated February 22, 2023 is incorporated herein by reference to Exhibit (a)(2) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-271700; 811-23872), as filed with the SEC via EDGAR on May 5, 2023 (Accession Number: 0001398344-23-008969).

B.	Registrant’s Amended Agreement and Declaration of Trust dated June 28, 2023 is incorporated herein by reference to Exhibit (a)(1) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-271700; 811-23872), as filed with the SEC via EDGAR on June 30, 2023 (Accession Number: 0001829126-23-004513).

C.	Registrant’s By-Laws dated February 22, 2023 are incorporated herein by reference to Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-271700; 811-23872), as filed with the SEC via EDGAR on May 5, 2023 (Accession Number: 0001398344-23-008969).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Themes ETF Trust

May 26, 2026

/s/ Jose Gonzalez
Jose Gonzalez
President

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